SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 20, 2006
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ		07677

(Address of principal executive offices)		(Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure
     On October 20, 2006, Barr Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Croatian Central Depository Agency (“CDA”) has issued the final results of the PLIVA d.d. (“PLIVA”) tender process and that 17,056,977 shares, representing 92% of PLIVA’s share capital, have been tendered to Barr’s European subsidiary. Under the terms of Barr’s formal $2.5 billion cash tender offer, Barr will make a payment of HRK 820 per share for all shares tendered during the offer period. The transaction is expected to close by October 25, 2006, by which date Barr will make payment for the tendered shares. All shareholders who tendered their shares will receive this payment within five business days of closing. Upon settlement, PLIVA d.d. will become a subsidiary of Barr Pharmaceuticals, Inc.
     A copy of the release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 and in Exhibit 99.1 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
Exhibits
99.1	Barr Pharmaceuticals, Inc. press release October 20th, 2006

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: October 20, 2006	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer, and Treasurer